UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 17, 2007, Ms. Gina Marie Lindsay resigned as a director of Guardian Technologies International, Inc. (the “Company”).  Ms. Lindsay resigned as a director in view of her appointment as Executive Director of the Los Angeles World Airports and to avoid any conflict of interest.

Effective August 17, 2007, the board of directors of the Company appointed Mr. Ronald R. Polillo as a director of the Company to fill the vacancy created by Ms. Lindsay’s resignation.  Mr. Polillo has been designated a Class I director.

Since July 2007 to the present, Mr. Polillo has been President Chief Executive Officer of RP-Security Solutions, LLC, a privately held company that provides engineering and scientific development and support services in the area of explosives, baggage and people screening for all types of transportation.   From May 2004 until June 2007, Mr. Polillo was vice president of Homeland Security and Defense for Hi-Tec Systems, Inc.  From August 2000 to April 2004, Mr. Polillo was a business and special projects manager with the Department of Homeland Security’s TSA Transportation Security Laboratory. From January 1983 to July 2000, Mr. Polillo held various project development and research positions with the Federal Aviation Administration, including related to the development and deployment of airport security technologies.  Mr. Polillo received a Masters in Aviation Management from Embry Riddle Aeronautical University and a Bachelor of Sciences in Mathematical Sciences from Florida Institute of Technology.

A press release, dated August 17, 2007, regarding the appointment of Mr. Polillo to the board of directors of the Company and the resignation of Ms. Lindsay from the board of directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated August 17, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: August 17, 2007	By: /s/ Michael W. Trudnak Chief Executive Officer

3